Exhibit 99.1

Noteholders Report Crusade Global Trust No. 2 of 2005 Coupon Period Ending 15 May 2006

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs
Class A-1 Notes (USD)	910,881,735.72	91.088174%	4.80063%	11,376,473.60	37,033,317.06	0.00
Class A-2 Notes (AUD)	819,793,562.15	91.088174%	5.78170%	12,162,339.65	33,329,985.36	0.00

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs
Class B Notes (AUD)	29,100,000.00	100.000000%	Not Disclosed	422,749.65	0.00	0.00
Class B Notes (AUD )	11,200,000.00	100.000000%	Not Disclosed	165,469.41	0.00	0.00

Pool Summary	30-Apr-06 AUD

Outstanding Balance - Variable Rate Housing Loans	1,538,736,673
Outstanding Balance - Fixed Rate Loans	487,153,768
Total Outstanding Balance	2,025,890,441
Number of Loans	10,609
Weighted Average Current LVR	63.41%
Average Loan Size	190,960
Weighted Average Seasoning	26 mths
Weighted Average Term to Maturity	306 mths

Principal Collections	AUD

Scheduled Principal Payments	11,224,076.25
Unscheduled Principal Payments	74,016,286.88
Redraws	7,084,043.00

Principal Collections	78,156,320.13

Total Available Principal	AUD

Principal Collections	78,156,320.13
Principal Charge Offs	0.00
Principal Draws	0.00
Payback of Principal Draws	3,375,301.39
Total Available Principal	81,531,621.52

Outstanding Principal Draws from Previous Period	2,956,431.03

Principal Distributed	81,531,621.52
Principal Retained	0.00

Total Available Funds	AUD

Available Income	36,515,775.28
Principal Draw	0.00
Liquidity Draw	0.00

Total Available Funds	36,515,775.28

Redraw & Liquidity Facilities	AUD

Redraw Shortfall	0.00
Redraw Carryover Charge Offs	0.00

CPR

	Feb-06	Mar-06	Apr-06
1 mth CPR	9.01%	13.80%	12.92%

Arrears

% of pool (by balance)
31 - 59 days	0.47%
60 - 89 days	0.13%
90+ days	0.11%
Defaults*	Nil
Losses	Nil

*Defaults are also included in the 90+ days arrears category